Exhibit 10.3

CUBIST PHARMACEUTICALS, INC.

2010 EQUITY INCENTIVE PLAN

i

CUBIST PHARMACEUTICALS, INC.

2010 EQUITY INCENTIVE PLAN

1.             Purpose

This Plan is intended to encourage ownership of Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company’s business through the grant of Awards of or pertaining to shares of the Company’s Stock.  The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options.

2.             Definitions

As used in this Plan, the following terms shall have the following meanings:

2.1.          Accelerate, Accelerated, and Acceleration, means: (a) when used with respect to an Option or Stock Appreciation Right, that as of the time of reference the Option or Stock Appreciation Right will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; (b) when used with respect to Restricted Stock or Restricted Stock Units, that the Risk of Forfeiture otherwise applicable to the Restricted Stock or Restricted Stock Units shall expire with respect to some or all of the shares of Restricted Stock or Restricted Stock Units then still otherwise subject to the Risk of Forfeiture; and (c) when used with respect to Performance Units, that the applicable Performance Goals shall be deemed to have been met as to some or all of the Units.

2.2.          Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

2.3.          Award means any grant or sale pursuant to the Plan of Options, Stock Appreciation Rights, Performance Units, Restricted Stock, Restricted Stock Units, or Stock Grants.

2.4.          Award Agreement means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

2.5.          Board means the Company’s Board of Directors.

2.6.          Change of Control means (1) the closing of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities or other property, other than a merger or consolidation in which the holders of Stock immediately prior to the merger or consolidation will have the same proportionate ownership of common stock of the surviving corporation immediately after the merger or consolidation as before the merger or consolidation, or (B) any sale, lease, exchange or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Company, or (2) the date on which any “person” (as defined in Section 13(d) of the Exchange Act), other than the Company or a Subsidiary or employee benefit plan or trust maintained by the Company or any of its Subsidiaries shall become (together with its “affiliates” and “associates,” as defined in Rule 12b-2 under the Exchange Act) the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the Stock outstanding at the time, with the prior approval of the Board, or (3) a Hostile Change of Control.

2.7.          Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.8.          Committee means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5.  For any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

2.9.          Company means Cubist Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware.

2.10.        Covered Employee means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.11.        Exchange Act means the Securities and Exchange Act of 1934.

2.12.        For Cause means dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, intentional and unauthorized disclosure of confidential information, material breach by a Participant of any provision of any employment, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, conduct substantially prejudicial to the business of the Company or an Affiliate, and any other type of conduct that is similar to that described in this sentence. The determination of the Company as to the existence of circumstances warranting a termination For Cause shall be conclusive. Notwithstanding the foregoing, in the event that the Participant is a party to an effective employment, retention or similar agreement with the Company or an Affiliate which contains a “cause” definition, such definition shall be controlling for purposes of the Plan.

2.13         Grant Date means the date as of which an Award is granted, as determined under Section 6.2.

2.14         Hostile Change of Control means (1) the date on which any “person” (as defined in Section 13(d) of the Exchange Act), other than the Company or a Subsidiary or employee benefit plan or trust maintained by the company of any of its Subsidiaries shall become (together with its “affiliates” and “associates,” as defined in Rule 12b-2 under the Exchange Act) the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 25% of the Stock outstanding at the time, without the prior approval of the Board; or (2) over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board.

2.15         Incentive Option means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.16         Incumbent Directors means, following a Hostile Change of Control, those Board members who were members of the Board immediately prior to such Hostile Change of Control.

2.17         Market Value means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee.  Unless otherwise determined by the Committee, the Market Value of Stock as of any date is the closing price for the Stock as reported on the NASDAQ Stock Market (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

2.18         Nonstatutory Option means any Option that is not an Incentive Option.

2.19         Officer means any employee of the Company who, from time to time, is subject to the reporting requirements of Section 16 of the Exchange Act.

2.20         Option means an option to purchase shares of Stock.

2.21         Optionee means a Participant to whom an Option shall have been granted under the Plan.

2.22         Participant means any holder of an outstanding Award under the Plan.

2.23         Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals under an Award for the Performance Period applicable to such Award.  Performance Goals will be based on objectively determinable measures of performance relating to any of or to any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, functional, subsidiary, line of business, project or geographical basis or in combinations thereof) and will be limited to: sales; revenues; assets; expenses; earnings or earnings per share; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; income, pre-tax income, net income, operating income, pre-tax profit, operating profit, net operating profit or economic profit; gross margin, operating margin, profit margin, return on operating revenue, return on operating assets, cash from operations, operating ratio or operating revenue; market capitalization; expenses or certain types of expenses; sales of particular products or services; customer acquisition, expansion or retention; acquisitions and divestitures (in whole or in part) and/or integration activities related thereto; joint ventures, collaborations, licenses and strategic alliances, and/or the management and performance of such relationships; spin-offs, split-ups or similar transactions; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; achievement of clinical trial or research objectives; achievement of manufacturing and/or supply chain objectives; achievement of litigation-related objectives and/or objectives related to litigation expenses; achievement of human resource, organizational and/or personnel objectives; achievement of information technology or information services objectives; or achievement of real estate, facilities or space planning objectives.

2.24         Performance Goals means, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon the Performance Criteria selected by the Committee.  The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, subsidiary, or an individual, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee. The Committee will, in the manner and within the time prescribed by Section 162(m) of the Code in the case of Qualified Performance-Based Awards, objectively define the manner of calculating the Performance Goal or Goals it selects to use for such Performance Period for such Participant.  To the extent consistent with the requirements of the performance-based compensation exception under Section 162(m) of the Code, the Committee may determine that one or more of the Performance Goals applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the Performance Period that affect the applicable Performance Goal or Goals.

2.25         Performance Period means one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals or other business objectives will be measured for purposes of determining a Participant’s right to, and the payment of, a Qualified Performance-Based Award.

2.26         Performance Unit means a right granted to a Participant, to receive cash, Stock or other Awards, the payment of which is contingent on achieving Performance Goals or other business objectives established by the Committee.

2.27         Plan means this 2010 Equity Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

2.28         Qualified Performance-Based Awards means Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

2.29         Restricted Stock means shares of Stock that are subject to a Risk of Forfeiture.

2.30         Restricted Stock Unit means a right to receive shares of Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.

2.31         Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock or Restricted Stock Units, during which the shares of Restricted Stock or Restricted Stock Units are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.32         Retirement or Retire means, (a) with respect to any Participant who is an employee of the Company or any of its Affiliates, such person’s termination of employment with the Company and its Affiliates after reaching age 65 with at least five (5) years of service as an employee of the Company or its Affiliates, but not including any termination of employment For Cause or for insufficient performance, as determined by the Company; and (b) with respect to any Participant who is a director of the Company, such person’s retirement from the Board after reaching age 65 and serving the number of full terms that are specified from time to time by the

Board in writing, and in effect at the time of such termination, as being the number of full terms that a Director should serve before being considered retired,

2.33         Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock or Restricted Stock Units, including a right of the Company to reacquire shares of Restricted Stock at less than their then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

2.34         Stock means common stock, par value $0.001 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.

2.35         Stock Appreciation Right means a right to receive any excess in the Market Value of shares of Stock over a specified exercise price.

2.36         Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.

2.37         Subsidiary means any corporation which qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” in Section 424(f) of the Code.

2.38         Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent corporation of the Company, as defined in Section 424(e) of the Code, or any Subsidiary).  Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

3.             Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Board and ending on December 31, 2020, provided, however, that in no event may an Incentive Option be granted under this Plan after the date immediately prior to the tenth anniversary of the adoption of the Plan by the Board.  Awards granted pursuant to the Plan during its term shall not expire solely by reason of the termination of the Plan.

4.             Stock Subject to the Plan

At no time shall the number of shares of Stock issued pursuant to outstanding Awards granted under the Plan (including Incentive Options) exceed six million (6,000,000) plus the number of shares of Stock subject to stock options and restricted stock units granted under the Company’s Amended and Restated 2000 Equity Incentive Plan (the “2000 Plan”) which become available for additional awards thereunder by reason of the forfeiture, cancellation, expiration or termination of those awards, subject, however, to the provisions of this Section 4 and Section 8 of the Plan.  Each Stock Grant Award and each Award of Restricted Stock, Restricted Stock Units and Performance Units shall reduce the number of shares of Stock available for Awards by two shares for every one share of Stock underlying the Award; each other Award shall reduce the number of shares of Stock available for Awards by one share for every one share of Stock underlying the Award.  When a Stock Appreciation Right is settled for shares of Stock upon exercise, the total number of shares of Stock underlying the Award shall be counted against the number of shares of Stock available for issuance under the Plan, regardless of the number of shares of Stock used to settle the Stock Appreciation Right upon exercise.  Except for Stock Appreciation Rights that are settled for shares of Stock upon exercise prior to expiration, termination or cancellation, in which case the terms of the preceding sentence shall apply, if any Option or Stock Appreciation Right expires, terminates or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited by the recipient, the shares of Stock underlying such Award which are not purchased by the Participant or which are forfeited by the Participant shall again be available for Awards to be granted under the Plan to the same extent that the grant of such Award reduced the number of shares of Stock available for Awards under the Plan. If any stock option granted under the 2000 Plan expires, terminates, or is cancelled for any reason without having been exercised in full, or if any award of restricted stock units under the 2000 plan is forfeited by the recipient, the shares of Stock underlying such award not purchased by the Participant or which are forfeited by the Participant shall become available for Awards to be granted under the Plan to the same extent that the grant of such award reduced the number of shares of Stock available for awards under the 2000 Plan.  Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

5.             Administration

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned to the Committee under the Plan and when so acting, the Board shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further, however, that the Committee may delegate to the Company’s Chief Executive Officer the authority to grant Awards hereunder to employees who are not Officers, and to consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time (but in no event to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate). Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee, consultant or director to receive the Award and the form of Award.  In making such determinations, the Committee may take into account the nature of the services rendered by the respective employee, consultant, and director, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant.  Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable, in the Committee’s discretion, for the administration of the Plan.  The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.             Authorization of Grants

6.1.          Eligibility.  The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company and of any parent corporation of the Company, as defined in Section 424(e) of the Code, or any Subsidiary, shall be eligible for the grant of an Incentive Option.  Further, in no event shall the number of shares of Stock issued pursuant to Options and other Awards granted to any one person in any one calendar year exceed 750,000 shares of Stock (subject to the provisions of Section 8 of the Plan, but only to the extent consistent with Section 162(m) of the Code).

6.2.          Date of Grant.  The granting of an Award shall take place at the time specified in the Award Agreement.  Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Participant.

6.3.          General Terms of Awards.  Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Sections), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe.  No Participant shall have any rights with respect to an Award, unless and until such Participant shall have complied with the applicable terms and conditions of such Award (including if applicable delivering to the Company or its designated broker a fully executed copy of an Award Agreement evidencing an Award).  In addition, a Participant will forfeit an Award if the receipt of the Award is subject to the Participant accepting an Award Agreement and the Participant does not accept the Award Agreement in the manner and within the time period after the Award date that the Company and/or its designated broker specifies in writing.

6.4.          Effect of Termination of Employment, Etc.

(a)           Unless the Committee shall provide otherwise with respect to any Award, and except as otherwise provided in this Section 6.4, if the Participant’s employment or other association with the Company and its Affiliates ends for any reason other than Retirement or death of such Participant, including because of the Participant’s employer ceasing to be an Affiliate, (a) any outstanding Option or Stock Appreciation Right of the Participant shall cease to be exercisable in any respect not later than ninety (90) days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (b) any other outstanding Award of the Participant shall, to the extent subject to a Risk of Forfeiture, vesting requirements or other similar restrictions, be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement.  Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association for purposes of the Plan, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.

(b)           Unless the Committee shall provide otherwise with respect to any Award, and except as otherwise provided in this Section 6.4, if a Participant Retires or dies, any Option or Stock Appreciation Right held by such Participant or such Participant’s legal representative may be exercised by the Participant or such Participant’s legal representative at any time within the shorter of the applicable option period, as defined in the Award Agreement consistent with Section 7.1(b), or 12 months after the date of the Participant’s Retirement or death, but only to the extent exercisable at the time of such Participant’s Retirement or death.

(c)           Solely with respect to an Incentive Option, (i) if a Participant’s employment or other association with the Company and its Affiliates ends because the Participant dies, such Incentive Option held by such Participant may be exercised by such Participant’s legal representative at any time within the shorter of the applicable option period, as defined in the Award Agreement consistent with Section 7.1(b), or 12 months after the date of the Participant’s death, but only to the extent exercisable at the time of such Participant’s death, and (ii) if the Participant’s employment or other association with the Company and its Affiliates ends for any reason other than death, including Retirement or because of the Participant’s employer ceasing to be an Affiliate, such Incentive Option shall cease to be exercisable in any respect not later than ninety (90) days following that event and, for the period it remains exercisable, shall be exercisable only to the extent exercisable at the date of that event.

6.5.          Non-Transferability of Awards.  Except as otherwise provided in this Section 6.5, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative.  However, the Committee may, at or after the grant of an Award other than an Incentive Option, provide that such Award may be transferred by the recipient to a “family member” (as defined below); provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion.  For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which the foregoing persons have more than 50% of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

7.             Specific Terms of Awards

7.1.          Options.

(a)           Exercise Price.  The price at which shares of Stock may be acquired under each Option shall be not less than 100% of the Market Value of Stock on the Grant Date, or not less than 110% of the Market Value of Stock on the Grant Date in the case of an Incentive Option if the Optionee is a Ten Percent Owner.

(b)           Option Period.  No Option may be exercised on or after the earlier of (a) the Option expiration date, as specified in Section 6.4, or (b) the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date in the case of an Incentive Option if the Optionee is a Ten Percent Owner.  In the event that the last date to exercise an Option by its terms falls on a date when the primary stock exchange or national market on which the Company’s Stock is listed (the “Primary Stock Exchange”) is closed, then the expiration date and time for the Option shall be the closing time of the regular market hours for the Primary Stock Exchange on the last date prior to the expiration date that the Primary Stock Exchange is open.

(c)           Exercisability.  An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine.  In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the Acceleration.

(d)           Method of Exercise.  An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 15.2, specifying the number of shares of Stock with respect to which the Option is then being exercised.  The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares of Stock to be purchased or, subject in each instance to the Committee’s prior approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company,

(i) by delivery to the Company of shares of Stock having a Market Value equal to the exercise price of the shares to be purchased, or

(ii) by surrender of the Option as to all or part of the shares of Stock for which the Option is then exercisable in exchange for shares of Stock having an aggregate Market Value equal to the difference between (1) the aggregate Market Value of the surrendered portion of the Option, and (2) the aggregate exercise price under the Option for the surrendered portion of the Option, or

(iii) if the Stock is traded on an established market, payment through and under the terms and conditions of a formal cashless exercise program, if any, authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company).

Receipt by the Company or its designated broker of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option.  Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased, or shall cause its transfer agent to register such shares in book entry form in the name of the Optionee.  Such shares of Stock shall be fully paid and nonassessable.

(e)           Limit on Incentive Option Characterization.  An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”.  The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates, after December 31, 1986.  Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(f)            Notification of Disposition.  Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of the shares of Stock issued upon such exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

7.2.          Stock Appreciation Rights.

(a)           Tandem or Stand-Alone.  Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonstatutory Option, after the award of the Option), or alone and unrelated to an Option.  Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.

(b)           Exercise Price.  Stock Appreciation Rights shall have an exercise price of not less than 100% of the Market Value of the Stock on the Grant Date, or in the case of Stock Appreciation Rights awarded in tandem with Options, the exercise price of the related Option.

(c)           Period.  No Stock Appreciation Right may be exercised on or after the earlier of (i) the tenth anniversary of the Grant Date, (ii) the date set forth in the Award Agreement, or (iii) in the case of Stock Appreciation Rights awarded in tandem with Options, the expiration date of the related Option.  In the event that the last date to exercise a Stock Appreciation Right, whether issued alone or in tandem with an Option, by its terms falls on a date when the Primary Stock Exchange is closed, then the expiration date and time for the Stock Appreciation Right shall be the closing time of the regular market hours for the Primary Stock Exchange on the last date prior to the expiration date that the Primary Stock Exchange is open.

(d)           Other Terms.  Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option.

7.3.          Restricted Stock.

(a)           Purchase Price.  Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b)           Issuance of Shares.  Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued, in the Company’s discretion, in either certificate or book entry form, the shares of Restricted Stock underlying such Award.  Such shares shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend or a notation on the records of the Company’s transfer agent referring to the terms, conditions, and restrictions applicable to such Award

(c)           Escrow of Shares.  The Committee may require that the stock certificates evidencing shares (if any) of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock underlying such Award.

(d)           Restrictions and Restriction Period.  During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement.  Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(e)           Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award.  Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to the lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote and the right to receive any dividends with respect to the shares of Restricted Stock (but any dividends or other distributions payable in shares of Stock or other securities of the Company shall constitute additional Restricted Stock, subject to the same Risk of Forfeiture as the shares of Restricted Stock in respect of which such shares of Stock or other securities are paid), provided, however that with respect to Awards that vest or have a Risk of Forfeiture that lapses based on achievement of pre-established performance goals, any dividends otherwise payable during the Restriction Period shall be paid only if, as, and to the extent the Award vests or the Risk of Forfeiture lapses.  Unless the Committee shall have provided otherwise, any such dividend shall be paid, if at all, without interest or other earnings.

(f)            Lapse of Restrictions.  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the Risk of Forfeiture shall be removed from the shares of Stock underlying the Award of Restricted Stock and the shares of Stock shall be delivered to the Participant promptly if not theretofore so delivered.

7.4.          Restricted Stock Units.

(a)           Character.  Each Restricted Stock Unit shall entitle the recipient to such shares of Stock at a close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement.  Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(b)           Form and Timing of Payment.  Settlement of earned Restricted Stock Units shall be made in a single lump sum following the close of the applicable Restriction Period.  At the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock underlying the Awards of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Stock shall have been earned.  Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.

7.5.          Performance Units.

(a)           Character. Each Performance Unit shall entitle the recipient to the value of a specified number of shares of Stock, over the initial value for such number of shares, if any, established by the Committee as of the Grant Date, at the close of a specified Performance Period to the extent specified business objectives, including but not limited to Performance Goals, shall have been achieved.

(b)           Earning of Performance Units. The Committee shall set Performance Goals or other business objectives in its discretion which, depending on the extent to which they are met within the applicable Performance Period, will determine the number of shares of Stock underlying the Performance Units that the increase of value of which will be paid out to the Participant after the applicable Performance Period has ended.

(c)           Form and Timing of Payment.  Payment of the value of earned Performance Units shall be made in a single lump sum following the close of the applicable Performance Period.  At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Stock which has been earned in connection with grants of Performance Units which have been earned, but not yet distributed to Participants.  The Committee may permit or, if it so provided as of the Grant Date, require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Units, to the extent consistent with Section 409A of the Code, if applicable.  If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.

7.6.          Stock Grants. Stock Grants shall be awarded solely in recognition of significant prior or expected contributions to the success of the Company or its Affiliates, as an inducement to employment, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate.  Stock Grants shall be made without forfeiture conditions of any kind.  A Stock Grant shall be issued in exchange for such consideration as the Committee shall deem satisfactory pursuant to the Delaware General Corporation Law.

7.7.          Qualified Performance-Based Awards.

(a)           Purpose.  The purpose of this Section 7.7 is to provide the Committee the ability to qualify Awards as “performance-based compensation” under Section 162(m) of the Code.  If the Committee, in its discretion, decides to grant an Award as a Qualified Performance-Based Award, the provisions of this Section 7.7 will control over any contrary provision contained in the Plan.  In the course of granting any Award, the Committee may specifically designate the Award as intended to qualify as a Qualified Performance-Based Award.  However, no Award shall be considered to have failed to qualify as a Qualified Performance-Based Award solely because the Award is not expressly designated as a Qualified Performance-Based Award, if the Award otherwise satisfies the provisions of this Section 7.7 and the requirements of Section 162(m) of the Code and the regulations promulgated thereunder applicable to “performance-based compensation.”

(b)           Authority.  All grants of Awards intended to qualify as Qualified Performance-Based Awards and determination of terms applicable thereto shall be made by the

Committee or, if not all of the members thereof qualify as “outside directors” within the meaning of applicable IRS regulations under Section 162 of the Code, a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify.  Any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

(c)           Applicability.  This Section 7.7 will apply only to those Covered Employees, or to those persons who the Committee determines are reasonably likely to become Covered Employees in the period covered by an Award, selected by the Committee to receive Qualified Performance-Based Awards.  The Committee may, in its discretion, grant Awards to Covered Employees that do not satisfy the requirements of this Section 7.7.

(d)           Discretion of Committee with Respect to Qualified Performance-Based Awards.  Options may be granted as Qualified Performance-Based Awards in accordance with Section 7.1, except that the exercise price of any Option intended to qualify as a Qualified Performance-Based Award shall in no event be less that the Market Value of the Stock on the Grant Date.  Each Award intended to qualify as a Qualified Performance-Based Award, such as Restricted Stock, Restricted Stock Units, or Performance Units, shall be subject to satisfaction of one or more Performance Goals.  The Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, a subsidiary of the Company or any division or business unit or to the individual.  Any Performance Goal or Goals applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established.

(e)           Payment of Qualified Performance-Based Awards.  A Participant will be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee.  In determining the actual size of an individual Qualified Performance-Based Award, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Award earned for the Performance Period if the Committee determines, in its sole and absolute discretion, that such reduction or elimination is appropriate.

(f)            Maximum Award Payable.  The maximum Qualified Performance-Based Award payment to any one Participant under the Plan for a Performance Period is the number of shares of Stock set forth in the last sentence of Section 6.1, or if the Qualified Performance-Based Award is paid in cash, that number of shares multiplied by the Market Value of the Stock as of the Grant Date of the Qualified Performance-Based Award.

(g)           Limitation on Adjustments for Certain Events.  No adjustment of any Qualified Performance-Based Award pursuant to Section 8 shall be made except on such basis, if any, as will not cause such Award to provide other than “performance-based compensation” within the meaning of Section 162(m) of the Code.

7.8.          Awards to Participants Outside the United States.  The Committee may modify the terms of any Award under the Plan granted to a Participant who is, as of the Grant Date or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value that such an Award would have to a Participant who is resident or primarily employed in the United States.  The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award.  No such modification, supplement, amendment, restatement or alternative version may increase the share limit of Section 4.

8.             Adjustment Provisions

8.1.          Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of March 24, 2010.  If subsequent to that date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, as a result of a reorganization, recapitalization, reclassification, extraordinary dividend of cash or other property, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares of Stock provided in Section 4, (ii) the numbers and kinds of shares of Stock or other securities underlying the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options and Stock Appreciation Rights (without change in the aggregate purchase price for the shares of Stock as to which such Options or Stock Appreciation Rights remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

8.2.          Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Section, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances.  The Committee shall make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

8.3.          Related Matters.  Any adjustment in Awards made pursuant to Sections 8.1 or 8.2  shall be determined and made, if at all, by the Committee, acting in its sole discretion, and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock, and Performance Goals and other financial objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8.  The Committee, in its discretion, may determine that no fraction of a share of Stock shall be purchasable or deliverable upon exercise, and in that event if any adjustment hereunder of the number of shares of Stock underlying an Award would cause such number to include a fraction of a share of Stock, such number of shares of Stock shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to Sections 8.1 or 8.2 shall result in an exercise price which is less than the par value of the Stock.

8.4.          Change of Control.  Subject to any provisions of then outstanding Awards granting greater rights to the holders thereof, in the event of a Change of Control any then outstanding Awards shall Accelerate in full.  For the purposes of the preceding sentence (i) in the case of a Change of Control that is not a Hostile Change of Control, the Board (and not the Committee, notwithstanding the responsibilities assigned to the Committee pursuant to Section 5) shall have the discretion to exclude any such Change of Control from the application of the provisions of the immediately preceding sentence, and (ii) in the case of a Hostile Change of Control, a majority of the Incumbent Directors shall have the discretion to exclude any such Change of Control from the application of the provisions of the immediately preceding sentence.  To the extent Awards are not assumed, substituted or replaced upon a Change of Control that is not a Hostile Change of Control, the Board (and not the Committee, notwithstanding the responsibilities assigned to the Committee pursuant to Section 5) shall have the discretion to terminate such outstanding Awards to the extent not exercised prior to or simultaneously with such Change of Control and to terminate such other outstanding Awards to the extent not vested prior to or simultaneously with such Change of Control.  Upon a Change of Control, each outstanding Award will be appropriately adjusted simultaneously with such Change of Control in accordance with Section 8.1.

9.             Settlement of Awards

9.1.          In General.  Options and Restricted Stock shall be settled in accordance with the terms of the applicable Award Agreement.  All other Awards may be settled in cash, Stock, or other Awards, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement.  The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.

9.2.          Violation of Law.  Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock underlying an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval of the Award shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a)           the shares of Stock are at the time of the issue of such shares effectively registered under the Securities Act of 1933, as amended; or

(b)           the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares does not require registration under the Securities Act of 1933, as amended, or any applicable state securities laws.

9.3.          Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company.

9.4.          Investment Representations.  The Company shall be under no obligation to issue any shares of Stock underlying any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

9.5.          Registration.  If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense.  The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its Officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.  In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the one hundred eighty (180) day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 9.5, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and Officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and Officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-

up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and Officers.

9.6.          Placement of Legends; Stop Orders; etc.  Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 9.4 in addition to any other applicable restriction under the Plan, and the terms of the Award, and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock.  All shares of Stock or other securities delivered under the Plan (in book entry form or otherwise) shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates or a notation to be on the books of the Company’s transfer agent to make appropriate reference to such restrictions.

9.7.          Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any such shares.  The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award.  However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares of Stock to satisfy their tax obligations.  Participants may only elect to have shares of Stock withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.  All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

10.          Limitation of Rights in Stock; No Special Service Rights

A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his agent, or such shares shall have been registered in the Participant’s name in book entry form by the Company’s transfer agent (including for these purposes shares of Stock held for the benefit of the Participant by an escrow agent).  Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.

11.          Unfunded Status of Plan and Section 409A

The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.  With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options, Stock Appreciation Rights and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

This Plan and Awards granted hereunder are intended to either comply with, or be exempt from, Section 409A of the Code.  Notwithstanding anything to the contrary contained in this Plan or in any Award agreement, to the extent that the Committee determines that the Plan or any Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A, the Committee reserves the right to amend or terminate the Plan and/or amend, restructure, terminate or replace the Award in order to cause the Award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.  Notwithstanding any provision of this Plan to the contrary, in no event shall the Company or any Affiliate be liable to a Participant on account of an Award’s failure to (i) qualify for favorable federal, state or other tax treatment; or (ii) avoid adverse tax treatment under federal, state or other law, including, without limitation, Section 409A of the Code.

12.          Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options, restricted stock and other forms of equity-based compensation other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

13.          Termination and Amendment of the Plan

13.1.        Termination or Amendment of the Plan. The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable.  Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.

13.2.        Termination or Amendment of Outstanding Awards. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan.  Also within the limitations of the Plan, the Committee may modify, extend or assume outstanding Awards or may accept the cancellation of outstanding Awards or of outstanding stock options or other equity-based compensation awards granted by another issuer in return for the grant of new Awards for the same or a different number of shares of Stock and on the same or different terms and conditions (including but not limited to the exercise price of any Option).  Furthermore, subject to the terms of this Plan, the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Award previously granted, or (b) authorize the recipient of an Award to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

13.3.        Limitations on Amendments, Etc. The Board may not amend the Plan to (i) materially increase the benefits accruing to Participants under the Plan, (ii) increase the number of shares of Stock which may be issued under the Plan, except as necessary to carry out the provisions of Section 8 (concerning certain adjustments attributable to corporate actions and other events), (iii) change the description of the persons eligible for Awards under the Plan, or (iv) effect any other change for which shareholder approval is required by law or the rules of any relevant stock exchanges, without shareholder approval.  Neither the Board nor the Committee may reprice any outstanding Award, whether by amendment, by cancellation and regrant, or by reacquiring any outstanding Award in consideration of the grant of a new Award or the payment of other compensation without shareholder approval.  For this purpose, the term “reprice” shall mean any of the following or any other action that has the same effect:  (a) to lower the exercise price of an Option after it is granted, (b) to buy out an outstanding Option at a time when its exercise price exceeds the Fair Market Value of the Stock for cash or shares, (c) to take any other action that is treated as a repricing under generally accepted accounting principles, or (d) to cancel an Option at a time when its exercise price exceeds the Fair Market Value of the Stock in exchange for another Option, or any other Award or Company equity, unless such cancellation and exchange occurs in connection with a Change of Control.  Notwithstanding the foregoing, no amendment or modification of the Plan by the Board or of an outstanding Award by the Committee shall, without the consent of any Participant with an Award outstanding on the date of such amendment or modification of such Award, (1) reduce the number of shares of Stock subject to such Award, (2) increase the exercise price or the purchase price, as the case may be, of such Award, (3) change the vesting schedule or the Risk of Forfeiture, as the case may be, of such Award in a manner that adversely affects the rights of the Participant, or (4) otherwise impair the rights of the Participant; provided, however, that no such consent shall be required if (A) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (B) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated.

14.          Corporate Articles and Bylaws; Other Company Policies.

This Plan and all Awards granted hereunder are subject to the corporate articles and by-laws of the Company, as they may be amended from time to time, and all other Company policies duly adopted by the Board, the Committee or any other committee of the Board and as in effect from time to time regarding the acquisition, ownership or sale of Stock by employees and other service providers, including without limitation policies intended to limit the potential for insider trading and to avoid or recover compensation payable or paid on the basis of inaccurate financial results or statements, employee conduct, and other similar events.

15.          Notices and Other Communications

15.1         Notices and Other Communications (other than notices to the Company under Section 7.1(d) and in connection with the exercise of Stock Appreciation Rights).  Any notice, demand, request or other communication hereunder to any party shall be in such form as the Company may determine from time to time, and if required in writing, shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or sent by facsimile or electronic mail transmission with a confirmation copy by regular, certified or overnight mail, addressed or facsimilied, as the case may be, (i) if to a Participant, at his or her residence or electronic mail address or facsimile number last filed with the Company, and (ii) if to the Company, except for written notices required to be delivered under Section 7.1(d) and in connection with the exercise of Stock Appreciation Rights, at its principal place of business, addressed to the attention of its Secretary, or to such other addressee, address, electronic mail address or facsimile number, as the case may be, as the Company may have designated by notice in accordance with this Section 15.1.  All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

15.2        Notices to the Company under Section 7.1(d) and in connection with the exercise of Stock Appreciation Rights.  Unless otherwise determined by the Company, notices required under Section 7.1(d) and in connection with the exercise of Stock Appreciation Rights shall be sent to the third party broker designated by the Company to administer the Company’s equity incentive programs (as of the initial effective date of the Plan, Merrill Lynch).  Notices shall be sent to the Company’s designated broker in such manner as the broker may designate in any communications or notifications sent to Participants by mail or electronic mail and/or as set forth on the Company-dedicated website provided and maintained by the Company’s designated broker.

16.          Governing Law

The Plan, all Awards and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.